UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2024

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2024, the Board of Directors (the “Board”) of Evolv Technologies Holdings Inc. (the “Company”) terminated Peter George, President and Chief Executive Officer of the Company without cause, effective immediately.

On such date, the Board also appointed Michael Ellenbogen, the Company’s Chief Innovation Officer and a member of the Board, as Interim President and Chief Executive Officer, and designated him as principal executive officer. Mr. Ellenbogen will serve in this interim role until a successor to Mr. George is appointed.

Prior to serving as the Company’s Chief Innovation Officer, Mr. Ellenbogen, 59, co-founded Evolv Technologies, Inc., which became a wholly owned subsidiary of the Company, with Anil Chitkara in July 2013 and served as its Head of Advanced Technology since January 2020. Mr. Ellenbogen served as Chief Executive Officer of Evolv Technologies, Inc. from August 2013 to January 2020. Mr. Ellenbogen has also served on the Board since July 2021. Prior to co-founding Evolv Technologies, Inc., Mr. Ellenbogen was the Founder, President and Chief Executive Officer of Reveal Imaging Technologies, an X-ray imaging systems company focusing on automated explosives detection, from 2002 to 2010. Prior to joining Reveal, Mr. Ellenbogen was the Vice President of Research & Development and Business Development of PerkinElmer Detection Systems, a provider of X-ray-based security technologies, from 1994 to 2002. During his 25-plus year career in the security industry, Mr. Ellenbogen has proven his expertise in product and business development, as well as stakeholder value creation. In addition, Mr. Ellenbogen is an inventor with over 20 awarded patents. Mr. Ellenbogen received a Bachelor of Arts degree in Physics from Colgate University.

In connection with Mr. Ellenbogen’s appointment as the Company’s Interim President and Chief Executive Officer, Mr. Ellenbogen will receive an additional payment of $25,000 for each month that he serves in such role, which amount shall be prorated for any partial month of service.

There are no arrangements or understandings between Mr. Ellenbogen and any other person pursuant to which he was appointed as Interim President and Chief Executive Officer or designated as principal executive officer. Mr. Ellenbogen does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Ellenbogen has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

In connection with Mr. George’s departure, he will be eligible to receive severance payments and benefits, pursuant to the terms of the Company’s Executive Severance and Change in Control Plan. Such severance payments and benefits will be subject to Mr. George’s execution and delivery of an enforceable release of claims against the Company and related parties.

Item 7.01	Regulation FD Disclosure.

On October 31, 2024, the Company issued a press release announcing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: October 31, 2024	By:	/s/ Eric Pyenson
	Name:	Eric Pyenson
	Title:	General Counsel and Secretary